Report of
Independent Accountants

To the Shareholders and Board
 of Directors of
Salomon Brothers Variable
Series Funds Inc

In planning and performing
our audit of the financial
statements of Salomon Brothers
Variable Capital Fund, Salomon
Brothers Variable Total Return
Fund, Salomon Brothers
Variable Strategic Bond Fund
and Salomon Brothers Variable
High Yield Bond Fund (four of
the portfolios constituting
Salomon Brothers Variable
Series Funds Inc, hereafter referred
to as the "Fund") for the year
ended December 31, 2001,
we considered its internal
control, including control
activities for safeguarding
securities, in order to determine
our auditing procedures for
the purpose of expressing our
opinion on the financial statements
and to comply with the requirements
of Form N-SAR, not to provide
assurance on internal control.

The management of the Fund is
responsible for establishing and
maintaining internal control.  In
fulfilling this responsibility,
estimates and judgments by
management are required to
assess the expected benefits
and related costs of controls.
  Generally, controls that are
relevant to an audit pertain to
the entity's objective of preparing
financial statements for external
purposes that are fairly presented
in conformity with generally
accepted accounting principles.
Those controls include the
safeguarding of assets against
unauthorized acquisition,
use or disposition.

Because of inherent limitations
in internal control, errors or
fraud may occur and not be
detected.  Also, projection of any
evaluation of internal control to
future periods is subject to the
risk that controls may become
inadequate because of changes
in conditions or that the effectiveness
of the design and operation may deteriorate.

Our consideration of internal
control would not necessarily
disclose all matters in internal
control that might be material
weaknesses under standards established
by the American Institute of Certified
Public Accountants.  A material
weakness is a condition in
which the design or operation
of one or more of the internal
control components does not
reduce to a relatively low level
the risk that misstatements caused
by error or fraud in amounts that
would be material in relation to
the financial statements being
audited may occur and not be
detected within a timely period
by employees in the normal course
of performing their assigned
functions.  However, we noted
no matters involving internal
control and its operation,
including controls for
safeguarding securities,
that we consider to be material
weaknesses as defined above
as of December 31, 2001.

This report is intended solely
for the information and use
of management and the Board
of Directors of the Fund and
the Securities and Exchange
Commission and is not intended
to be and should not be used
by anyone other than these
specified parties.
PricewaterhouseCoopers LLP
February 14, 2002

To the Shareholders and Board of Directors of Salomon Brothers Variable Series Funds Inc


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